                                                                     EXHIBIT 3.2


                              AMENDMENTS TO BYLAWS

August 13, 1999:

Section 3 of Article II of the Company's Bylaws was amended to read in its entirety as follows:

Section 3. TERM. Unless the Articles of Incorporation provide otherwise, the directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve for a term of one (1) year; provided that in the event of failure to hold such meeting or to hold such election at such meeting, the directors may be elected an any special meeting of the shareholders called for that purpose.

Section 3 of Article V of the Bylaws was amended to read in its entirety as follows:

Section 3. SPECIAL MEETINGS. Unless the Articles of Incorporation provide otherwise, and subject to Section (2) of this Article, special meetings of shareholders may be called at any time by the President or by the Board of Directors or by one or more shareholder holding not less than one-tenth (1/10) of the voting power of the Company.

Article V of the Bylaws was amended to add the following two sections:

Section 8. NOTICE OF SHAREHOLDER NOMINEES. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by any shareholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at an annual meeting of shareholders, ninety days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. For purposes of this
Section 8, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no nominations by a shareholder of persons to be elected directors of the corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (e) the consent of each nominee to serve as a director of the corporation if so elected.

Notwithstanding the foregoing, nothing in this Section 8 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 9. SHAREHOLDER PROPOSALS AT ANNUAL MEETING. Business may be properly brought before an annual meeting by a shareholder only upon the shareholder's timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than ninety days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. For purposes of this Section 9, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no business may be brought before any reconvened meeting unless pursuant to a notice which was timely for the meeting on the date as originally scheduled. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the proposal; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal; (c) any material interest of such shareholder in such proposal; and (d) such other information regarding such proposal as would be required to be disclosed in solicitations of proxies pursuant to the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the discretion of, or on behalf of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall be disregarded.

                              AMENDMENTS TO BYLAWS


August 15, 1998:

Section 2 of Article V of the Company's Bylaws was amended as follows:

Section 2. Annual Meeting. Subject to the foregoing provisions, the date, the time and location of the annual meeting of the shareholders shall be determined each year by the Board of Directors. At said annual meeting, directors of the Corporation shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the shareholders to transact.

                            AMENDMENTS TO THE BYLAWS


January 29, 1998:


- Section 2 of Article II of the Company's Bylaws was amended to increase the number of directors on the Company's Board of Directors from three to seven

-        Added Article X, which reads as follows:



                                    ARTICLE X

                                INDEMNIFICATION


         Section 1. Right to Indemnification

                  Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs executors and administrators. Except as provided in Section 2 of this Article 10 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Article shall be a contract right.

         Section 2. Restrictions on Indemnification


                  No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 2 shall be as set forth in such amended statutory provision.

         Section 3. Advancement of Expenses

                  The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 3.

         Section 4. Right of Indemnitee to Bring Suit

                  If a claim under Section 1 or 3 of this Article 10 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

         Section 5. Procedures Exclusive

                  Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Article are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

         Section 6.  Nonexclusivity of Rights

                  The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

         Section 7.  Insurance, Contracts and Funding

                  The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         Section 8.  Indemnification of Employees and Agents of the Corporation

                  The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (i) with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (ii) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (iii) otherwise consistent with law.

         Section 9.  Personal Serving Other Entities

                  Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Sections 1 and 3 of this Article 10.

                                     BYLAWS

                                       OF

                            BSQUARE CONSULTING, INC.



                                   ARTICLE I.

                                Place of Business

         Section 1. PRINCIPAL LOCATION. The principal office of the corporation for the transaction of business shall be at such location as the Board of Directors shall determine from time to time.

         Section 2. ADDITIONAL OFFICES. Additional business offices may be established at such other places as the Board of Directors may from time to time designate.


                                   ARTICLE II.

                                    Directors

         Section 1. INITIAL BOARD OF DIRECTORS. Each member of the Initial Board of Directors, appointed through the Articles of Incorporation, shall serve until his death, resignation, until removed, or until a Board of Directors is elected by the shareholders at the first shareholders meeting.

         Section 2. NUMBER. The number of directors shall be not less than one
(1), with the exact number to be fixed from time to time by the Board of Directors, provided that until otherwise changed by resolution of the Board of Directors, the number of directors shall be three (3).

         Section 3. TERM. The directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve for a term of one
(1) year; provided that in the event of failure to hold such meeting or to hold such election at such meeting, the directors may be elected at any special meeting of the stockholders called for that purpose.

         Section 4. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 5. NOTICES. Regular meetings of the Board of Directors may be held without notice of the time, date, location or purpose of the meeting. Special meetings shall be preceded by at least, two days notice of the time, date and location of said meeting. Any notice of a meeting required to be given or which may be given to a director shall be personally served or mailed by United States Mail, postage prepaid, properly addressed to the last known address of such director and, if mailed, shall be deemed to be given and received three (3) days following the date of mailing. Any director may waive notice of any meeting, so long as said waiver is in writing, signed by the director entitled to notice and delivered to the corporation for inclusion in the minutes of the corporation. Notwithstanding the foregoing, attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and where said director does not thereafter vote for or assent to any action taken at the said meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. POWERS AND DUTIES. The Board of Directors shall be responsible for the management of the business of the corporation, and, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the corporation.

         Section 7. COMMITTEES. By resolution adopted by a majority of the full Board of Directors, the Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than five members, one of whom shall be the President (who shall be the Chairman of the Executive Committee). The Board of Directors may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Executive Committee shall have and may exercise all the authority of the Board of Directors during the intervals between meetings of the Board of Directors, except that the Executive Committee (and other committees) shall not have the authority to (1) declare dividends or distributions, except according to a general formula or method prescribed by the Board of Directors, (2) approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Articles of Incorporation, (5) adopt, amend or repeal the Bylaws, (6) authorize or approve the issuance or reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors, (7) fix compensation of any director for serving on the Board of Directors or any committee, (8) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval, or (9) appoint other committees of the Board of Directors.

         The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine, which shall in each case consist of not less than two (2) directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

         A majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

         Members of any committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         Section 8. SALARY. Directors may receive a salary for their services as directors but any such salary must be approved by unanimous vote of all of the directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor so long as the compensation is approved by the Board of Directors.

         Section 9. VACANCY. Any vacancy that occurs in the Board of Directors may be filled by a majority of the remaining directors or by the shareholders, and each director so elected shall hold office until his successor is selected at the next meeting of shareholders held for that purpose.

         Section 10. CONSENT AND WAIVER OF NOTICE. Any transactions of the Board of Directors at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors entitled to vote and not present in person sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary of this corporation and made a part of the records of the meeting.

         Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

         Any action, which under any provision of these Bylaws might be taken at a meeting of the directors, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the directors who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records.

         A director who is present at a meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary before the adjournment of the meeting or shall forward such dissent by registered mail to the Secretary immediately after the adjournment.

         Section 11. CONFERENCE TELEPHONE CALLS. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III.

                                    Officers


         Section 1. APPOINTMENT AND QUALIFICATIONS. The officers of this corporation shall consist of a President, and such other officers as may be chosen by the Board of Directors. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or these Bylaws to be executed, acknowledged or verified, as the case may be, by any two or more officers, except that when all of the issued and outstanding shares of the corporation is owned by one shareholder, one person may hold all or any combination of offices and any such one person may execute, acknowledge or verify any such instrument in more than one capacity.

         Section 2. TERMS AND COMPENSATION. The terms of office and the salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, and at any time at its pleasure. Any officer may be removed at any time by the Board.


                                   ARTICLE IV.

                          Powers and Duties of Officers


         Section 1. PRESIDENT. The powers and duties of the President shall be:

         (1) To preside at all meetings of the Board of Directors or of the shareholders, regular and special.

         (2) Except when otherwise directed by the Board of Directors, to affix the signature of the corporation to all deeds, conveyances, mortgages, bonds, contracts and other instruments in writing and other papers that may require the same, to sign certificates of shares of the corporation; and in general to supervise and control all of the business affairs of the corporation. Subject to the direction of the Board of Directors, the President shall supervise and control all officers, agents and employees of the corporation. Unless otherwise directed by the Board of Directors or by law, all deeds, conveyances, mortgages, bonds, contracts and other instruments of the corporation need only be signed by the President and need not be signed by the Secretary or any other officer of the corporation.

         (3) To enforce these Bylaws and perform all of the duties incident to the office and which are required by law.

         Section 2. VICE-PRESIDENT. In case of the absence, disability or death of the President, the Vice-President of this corporation, if the corporation shall have a Vice President, shall have such powers and perform such duties as may be granted or prescribed by the Board of Directors from time to time.

         At all times, the Vice-President shall have the power to countersign such instruments, if any, as may by law require execution, acknowledgment, or verification by two officers.

         Section 3. SECRETARY. The powers and duties of the Secretary, if the corporation shall have a Secretary shall be:

         (1) To keep full and complete records of the meetings of the Board of Directors and of the shareholders.

         (2) To keep the seal of the corporation and to affix the same to all instruments which may require it.

         (3) To make service and publication of all notices that may be necessary or proper, without command or direction from anyone.

         To transfer upon the books of the corporation any and all shares; provided, however, that no certificate of shares shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President of the corporation.

         (4) Generally to have such powers and perform such duties as pertain to his office and as may be required by the Board of Directors.

         Section 4. TREASURER. If the corporation shall have a Treasurer, the Treasurer shall receive all moneys belonging to or paid into the corporation and give receipts therefor; and shall deposit such moneys, as the treasurer shall be directed by the Board of Directors, with one or more solvent and reputable banks to be designated by the Board of Directors; and shall keep full and complete records of the funds received and the disbursement thereof. The treasurer shall render to the shareholders at the regular annual meeting thereof, and also to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. The treasurer shall exhibit or cause to be exhibited the books of the corporation to the Board of Directors, or to any committee appointed by the Board, or to any director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provisions of the Business Corporation Act of the State of Washington.

         At all times, the Treasurer shall have the power to countersign such instrument, if any, as may by law require execution, acknowledgment, or verification by two officers.

         The Treasurer shall have such powers and perform such duties as pertain to the office of the treasurer and as may be required by the Board of Directors.

         Section 5. OTHER OFFICERS. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

                                   ARTICLE V.

                                  Shareholders


         Section 1. PLACE OF MEETING. Notwithstanding anything to the contrary in these Bylaws, any meeting (whether annual, special or adjourned) of the stockholders of this corporation may be held at any place within or without the State of Washington which has been designated therefor by the Board of Directors.

         Section 2. ANNUAL MEETING. Subject to the foregoing provisions, the annual meeting of the stockholders shall be held at the principal office of the corporation in the City of Bellevue, State of Washington, at the hour of 9:00 a.m. on 15th day of February in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. At said annual meeting, directors of the corporation shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the stockholders to transact.

         The corporation shall notify shareholders of the date, time and place of each annual meeting and each special meeting of the shareholders. Said notice shall be given no fewer than 10 nor more than 60 days before the meeting date, except that notice of a shareholders' meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B.12.020, or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. In the case of a notice of a special meeting of shareholders, the notice shall also include a description of the purpose or purposes for which the meeting is called.

         Notice of special meetings of stockholders shall be given by written notice personally served on each shareholder, or deposited in the United States mail, postage prepaid, and addressed to him at his last known post office address appearing upon the books of the corporation. Such notice, if mailed, shall be deemed to be given and received three (3) days following the date of mailing.

         In the event the annual meeting be not held, or the directors be not elected thereat, the directors may be elected at a special meeting held for that purpose, and it shall be the duty of the President, the Vice-President, or the Secretary, upon the demand of any shareholder entitled to vote at such meeting, to call such special meeting.

         Section 3. SPECIAL MEETINGS. Subject to Section (2) of this Article, special meetings of the shareholders may be called at any time by the President or by the Board of Directors or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the corporation.

         Section 4. CONSENT AND WAIVER OF NOTICE. Any transactions of the shareholders at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary and made a part of the records of the meeting.

         Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

         A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to consideration of the matter when it is presented.

         Any action, which under any provisions of these Bylaws might be taken at a meeting of the shareholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records. The consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State.

         Section 5. QUORUM, VOTING AND PROXIES. At all meetings of the shareholders (whether annual, special or adjourned) the presence in person or by proxy in writing of the holders of a majority of the shares entitled to vote at that meeting shall constitute a quorum for the transaction of business. Each share shall entitle the duly qualified and registered holder thereof to one vote. All proxies shall be in writing subscribed by the party entitled to vote the number of shares represented thereby, or by his duly authorized attorney, and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing to, and left with, the Secretary of the corporation prior to the meeting at which the same is to be used; provided, however, that in case any meeting of shareholders whatsoever (whether annual, special or adjourned) shall have been for any cause adjourned, proxies shall be valid and may be used at such adjourned meeting, which have been offered for filing to, and left with the Secretary of the corporation prior to the date upon which said adjourned meeting shall in fact be held.

         Once a share is represented at a meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof, unless a new record date is or must be set for that adjourned meeting.

         An amendment to the Articles of Incorporation, adding, changing or reducing a quorum for a voting group greater or lesser than the simple majority specified above, or adding, changing or reducing a voting requirement from a simple majority shall be governed by RCW 23B.07.270.




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

         Section 6. ADJOURNMENTS. Any business which might be transacted at an annual meeting of the shareholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting of the stockholders (whether annual, special or adjourned) such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reasons therefor being recorded in the journal or minutes of proceedings of the stockholders, and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

         Section 7. CONFERENCE TELEPHONE CALLS. Shareholders may participate in a meeting of shareholders by means of a conference telephone call or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE VI.

                                     Shares


         Section 1. CLASS. The shares of this corporation shall consist of such classes as may be authorized by the Articles of Incorporation as they may be amended from time to time.

         Section 2. CERTIFICATES. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by two officers of the corporation, unless the corporation has only one officer, in which case certificates for shares shall be signed by said officer. Each certificate shall be sealed with the seal of the corporation or a facsimile thereof, if any. The certificates shall be numbered consecutively and in the order in which they are issued; and a share register shall be maintained in which shall be entered the name of the person to whom the shares represented by each certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state upon the face thereof (i) that the corporation is organized under the laws of the state of incorporation, (ii) the name of the person to whom issued, (iii) the number and class of the shares, and the designation of the series, if any.

         Section 3. SUBSCRIPTIONS. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default be made in the payment of any installment as required by such resolution, the Board may declare the shares and all previous payments thereon forfeited for the use of the corporation, if such payment remains in default twenty (20) days after written notice of the default has been sent to the subscriber, or in such other manner prescribed by law.

         Section 4. SHARE OPTIONS. The corporation may issue rights, options or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

         Section 5. RESTRICTION ON TRANSFER OF SHARES OR OTHER SECURITIES.

         (a) The Articles of Incorporation, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares. The restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

         (b) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

         (c) A restriction on the transfer or registration of transfer of shares is authorized:

             (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

             (2) to preserve exemptions under federal or state securities law;
or

             (3) for any other reasonable purpose.

         (d) A restriction on the transfer or registration of transfer of shares may:

             (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

             (2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

             (3) require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or

             (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

         Section 6. RETURNED CERTIFICATES. All certificates for shares changed or returned to the corporation for transfer shall be marked by the Secretary "Cancelled" with the date of cancellation; and the transaction shall be immediately recorded in the transfer book opposite the memorandum of their issue. The returned certificates shall be retained by the corporation and filed with the stock register.

         Section 7. LOST CERTIFICATES. Any person claiming a certificate for shares to be lost or destroyed shall make an affidavit or an affirmation of the fact and shall advertise the same in such manner as the Board of Directors may determine; and, if the directors require, shall give the corporation a bond of indemnity in form and with sureties satisfactory to the Board, in an amount to be fixed by the Board whereupon a new certificate may be issued of the same tenor and for the same number of shares as the certificate alleged to be lost or destroyed.

                                  ARTICLE VII.

                                Books and Records


         Section 1. This corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation.

         Section 2. This corporation shall maintain appropriate accounting records.

         Section 3. This corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

         Section 4. This corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         Section 5. The corporation shall keep a copy of the following records at its principal office:

         (a) its articles or restated articles of incorporation and all amendments to them currently in effect;

         (b) its bylaws or restated bylaws and all amendments to them currently in effect;

         (c) the minutes of all shareholders' meetings, and records of all action taken by shareholders' without a meeting, for the past three years;

         (d) the financial statements prepared pursuant to RCW 23B.16.200, for the past three years;

         (e) all written communications to shareholders generally within the past three years;

         (f) a list of the names and business addresses of its current directors and officers; and

         (g) its most recent annual report delivered to the secretary of state.

                                  ARTICLE VIII.

                                   Amendments


         These Bylaws may be amended or repealed and new and additional Bylaws may be made from time to time at any time by the Board of Directors.

                                   ARTICLE IX.

                            Miscellaneous Provisions


         Section 1. INSTRUMENTS IN WRITING. Notwithstanding any other provision hereof, all checks, drafts and demands for money of the corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent or employee of the corporation shall have the power to bind the corporation by contract or otherwise unless authorized to do so by the Board of Directors.

         Section 2. FISCAL YEAR. The fiscal year of this corporation shall be set by resolution of the Board of Directors.

         KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the Board of Directors of BSQUARE CONSULTING, INC., a Washington corporation, organized and existing under the laws of the State of Washington, do hereby certify that the foregoing code of Bylaws was duly adopted by resolution of the Board of Directors of the corporation on the ___ day of July, 1994.


                                 /s/ ALBERT T. DOSSER
                                 ---------------------------------------------
                                 Albert T. Dosser, Director


                                 /s/ PETER R. GREGORY
                                 ---------------------------------------------
                                 Peter R. Gregory, Director


                                 /s/ WILLIAM T. BAXTER
                                 ---------------------------------------------
                                 William T. Baxter, Director





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